SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):  November  2, 2004


                            The Leather Factory, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


           1-12368                          75-2543540
(Commission  File  Number)     (IRS  Employer  Identification  Number)


3847  East  Loop  820  South,  Fort  Worth,  Texas          76119
Address  of  Principal  Executive  Offices)              (Zip  Code)


                                 (817) 496-4414
              (Registrant's Telephone Number, Including Area Code)


  (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  2.02.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

The Registrant is furnishing the press release attached as Exhibit 99.1 announcing the Registrant's third quarter 2004 financial results. This press release was issued on November 2, 2004.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS

     Exhibits.

     99.1  Press release dated November 2, 2004 furnished pursuant to Item 2.02.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE  LEATHER  FACTORY,  INC.


Date:  November  8,  2004     BY:  /s/  Wray  Thompson
                              Wray  Thompson,  Chairman  of  the  Board
                                 and  Chief  Executive  Officer

     EXHIBIT  99.1

       FOR IMMEDIATE RELEASE                              NOVEMBER 2, 2004

              THE LEATHER FACTORY REPORTS 3RD QUARTER 2004 RESULTS

FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) today reported financial results for the third quarter of 2004. Consolidated net income for the quarter ended September 30, 2004 was $427,000 compared to consolidated net income of $602,000 for the third quarter of 2003. Fully diluted earnings per share for the quarter was $0.04, compared to $0.06 in the same quarter of last year. Total sales for the quarter ended September 30, 2004 increased 4.6% to $10.6 million from $10.1 million for the third quarter last year.

Consolidated sales for the nine months ended September 30, 2004 were $33.7 million, an increase of 8.3% over total sales of $31.1 million in the first three quarters of 2003. Consolidated net income for the current year was $1.9 million or $0.17 per fully-diluted share versus $2.1 million or $0.20 per fully-diluted share in the comparable period last year.

Sales at our Tandy Leather subsidiary increased $720,000 in the third quarter, a 31% improvement over last year's third quarter. Thirty-six stores comprised Tandy Leather's retail operations on September 30, 2004, compared to twenty-six retail stores a year ago. Four stores were added in the third quarter of 2004 bringing the total number of new stores added in 2004 to ten as of the end of the quarter. For the first nine months of 2004, Tandy Leather sales increased $2.9 million, or 46%, over the first nine months of 2003. Third quarter sales for the Leather Factory wholesale division decreased $305,000 over the same quarter last year, a 4.1% decline. The sales decrease is due to a reduction in sales to our national account customers of $353,000 that was partially offset by a $48,000 sales gain to our other customer groups. For the first nine months of 2004, the Leather Factory wholesale division sales were down $440,000 over the same period in 2003 as a result of sales declines to our national account customers totaling $1.2 million partially offset by sales gains to our other customer groups of $740,000.

Consolidated gross profit margin for the current quarter was 56.1%, an improvement from 55.2% for the third quarter of 2003. For the first three quarters, consolidated gross profit margin was 55.3%, an improvement over last year's gross profit margin of 54.5%. Consolidated operating expenses rose $490,000 in the current quarter and $1.8 million for the first nine months over the same periods a year ago. Operating costs associated with the new Tandy Leather stores, advertising expenses, and rising healthcare costs account for the majority of the increase.

Wray Thompson, Chairman and Chief Executive Officer, commented, "Our third quarter turned out to be a continuation of our second quarter. The Tandy stores reported solid sales gains although business this summer has been slower than we initially expected. Nonetheless, we have met our internal goal of opening or acquiring twelve Tandy stores this year, and our Tandy retail store sales have increased 46% over the first nine months of 2003, increasing higher-margin retail sales to 27% of our total revenue. The Leather Factory wholesale centers generated a modest sales gain for the quarter but are still running better than 4% gains on a year-to-date basis. However, our national account group is still reporting sales declines which more than offset the wholesale centers' sales gains. While rising health care costs and expenses associated with Sarbanes-Oxley compliance continue to impact our operating margins, we believe the sales decline to our national account group is the reason we must adjust our 2004 guidance downward. However, with the growth in our retail sales division and a continued focus on cost reduction, we expect 2005 earnings to be up approximately 15-18% over our 2004 expectations."

Financial  Outlook:

The following statements are based on TLF's current expectations as of November 2, 2004. These statements are forward-looking statements and should be read in conjunction with the cautionary information about these statements that appears below.

The Company estimates consolidated net sales for 2004 will be in the range of $44 to $46 million. Diluted EPS for 2004 is expected to be in the range of $0.24 to $0.26. For 2005, consolidated net sales will be in the range of $47 to $48 million and diluted EPS is expected to be in the range of $0.28 to $0.30. Average diluted shares outstanding in 2004 and 2005 is estimated to be approximately 11 million shares. The Company assumes an effective tax rate annually between 35% and 37%.

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a marketer and distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself leathercraft kits. The Company distributes its products worldwide though its Leather Factory stores, Tandy Leather retail stores and mail/telephone/website orders (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray  Thompson, CEO, The Leather Factory, Inc.  (817) 496-4414
    Shannon L. Greene, CFO, The Leather Factory, Inc. sgreene@leatherfactory.com

This news release contains forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.


Selected  financial  data:

                 QUARTER ENDED 09/30/04  NINE MONTHS ENDED 09/30/04
                 ----------------------  --------------------------
                               OPERATING                  OPERATING
                    SALES        INCOME       SALES        INCOME
                 -----------  ----------   -----------  -----------
Leather Factory  $ 7,067,483  $  583,253   $22,934,369  $ 2,306,807
Tandy              3,053,712     168,459     9,193,196      660,782
Cushman              458,879      23,531     1,593,199      108,625
                 -----------  ----------   -----------  -----------
Total Operations $10,580,074  $  775,243   $33,720,764  $ 3,076,214
                 ===========  ==========   ===========  ===========

TANDY LEATHER SALES          QUARTER ENDED 09/30/04      NINE MONTHS ENDED 9/30/04
                             =======================     =========================
                             # OF STORES     SALES       # OF STORES     SALES
                             -----------   ----------    -----------   ----------
Same store sales                  24       $2,323,564         20       $6,380,603
New store sales                   12          730,148         16        2,812,593
                                           ----------                  ----------
Total Sales - Tandy Leather                $3,053,712                  $9,193,196
                                           ==========                  ==========

                            THE LEATHER FACTORY, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                       Three Months                Nine months
                                                --------------------------  --------------------------
                                                    2004          2003         2004          2003
                                                -------------  -----------  ------------  ------------
NET SALES                                       $ 10,580,074   $10,119,070  $33,720,764   $31,139,830
COST OF SALES                                      4,640,641     4,529,258   15,075,359    14,183,460
                                                -------------  -----------  ------------  ------------
Gross Profit                                       5,939,433     5,589,812   18,645,405    16,956,370
OPERATING EXPENSES                                 5,164,190     4,672,820   15,569,191    13,769,241
                                                -------------  -----------  ------------  ------------
INCOME FROM OPERATIONS                               775,243       916,992    3,076,214     3,187,129

Interest expense                                      14,910        40,735       41,019       174,555
Other, net                                           (30,600)        6,089       (3,509)      (68,433)
                                                -------------  -----------  ------------  ------------
Total other expense                                  (15,690)       46,824       37,510       106,122
                                                -------------  -----------  ------------  ------------
INCOME BEFORE INCOME TAXES                           790,933       870,168    3,038,704     3,081,007
PROVISION FOR INCOME TAXES                           363,548       268,488    1,124,141       926,105
                                                -------------  -----------  ------------  ------------
NET INCOME                                      $    427,385   $   601,680  $ 1,914,563   $ 2,154,902
                                                ============   ===========  ===========   ============

NET INCOME PER COMMON SHARE - BASIC             $       0.04   $      0.06  $      0.18   $      0.21
                                                ============   ===========  ===========   ============
NET INCOME PER COMMON SHARE - DILUTED           $       0.04   $      0.06  $      0.17   $      0.20
                                                ============   ===========  ===========   ============

Weighted Average Number of Shares Outstanding:
Basic                                             10,560,661    10,394,374   10,540,374    10,269,415
Diluted                                           10,931,940    10,902,794   10,986,541    10,840,764



                            THE LEATHER FACTORY, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                09/30/04       12/31/03
                                                              (UNAUDITED)
                                                              ------------  ------------
Cash                                                          $ 1,328,052   $ 1,728,344
Accounts receivable, net of allowance for doubtful accounts     2,242,548     1,828,738
Inventory                                                      12,880,245    11,079,893
Prepaid income taxes                                               14,357       206,023
Deferred income taxes                                             199,881       134,312
Other current assets                                              608,857       702,236
                                                              ------------  ------------
TOTAL CURRENT ASSETS                                           17,273,940    15,679,546
                                                              ------------  ------------
Property and equipment, net                                     1,889,187     1,905,893
Goodwill and other intangibles, net                             1,153,774     1,136,784
Other assets                                                      324,795       336,183
                                                              ------------  ------------
                                                              $20,641,696   $19,058,406
                                                              ============  ============

Accounts payable                                              $ 1,632,357   $ 1,545,079
Accrued expenses and other liabilities                          1,178,921     1,000,427
Notes payable and current maturities of long-term debt                  -         1,134
                                                              ------------  ------------
TOTAL CURRENT LIABILITIES                                       2,811,278     2,546,640
                                                              ------------  ------------
Deferred income taxe                                              288,617       209,289
Notes payable and long-term debt, net of current maturities     1,006,821     1,792,984
                                                              ------------  ------------
Total liabilities                                               4,106,716     4,548,913
                                                              ------------  ------------

Common stock                                                       25,345        25,171
Paid-in capital                                                 4,796,999     4,673,158
Treasury stock                                                    (23,960)            -
Retained earnings                                              11,719,281     9,804,719
Notes receivable secured by common stock                          (15,000)      (20,000)
Accumulated other comprehensive loss                               32,315        26,445
                                                              ------------  ------------
Total Stockholders' Equity                                     16,534,980    14,509,493
                                                              ------------  ------------
                                                              $20,641,696   $19,058,406
                                                              ============  ============

                            THE LEATHER FACTORY, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                                                          2004          2003
                                                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                          $ 1,914,563   $ 2,154,902
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation & amortization                                                          366,077       397,959
     Loss on disposal of assets                                                                 -         9,372
     Deferred income taxes                                                                 13,759        59,508
     Other                                                                                  3,136        14,960
     Net changes in assets and liabilities:
       Accounts receivable-trade, net                                                    (413,809)     (390,808)
       Inventory                                                                       (1,739,977)    1,074,217
       Income taxes                                                                       191,666         2,936
       Other current assets                                                                93,380       (37,153)
       Accounts payable                                                                    87,279      (162,618)
       Accrued expenses and other liabilities                                             178,494    (1,538,342)
                                                                                      ------------  ------------
     Total adjustments                                                                 (1,219,995)     (569,969)
                                                                                      ------------  ------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                           694,568     1,584,933
                                                                                      ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                     (267,552)     (326,284)
  Payments in connection with businesses acquired                                        (156,454)            -
  Proceeds from sale of assets                                                                  -         6,217
  Increase in other assets                                                                 11,387       (22,305)
                                                                                      ------------  ------------
      NET CASH USED IN INVESTING ACTIVITIES                                              (412,619)     (342,372)
                                                                                      ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in revolving credit loans                                      (786,162)   (1,544,417)
  Payments on notes payable and long-term debt                                                  -        (4,878)
  Decrease in cash restricted for payment on revolving credit facility                     (1,134)       43,685
  Payments received on notes secured by common stock                                        5,000        24,003
  Repurchase of common stock (treasury stock)                                             (23,960)            -
  Proceeds from issuance of common stock                                                  124,015       325,688
                                                                                      ------------  ------------
      NET CASH USED IN FINANCING ACTIVITIES                                              (682,241)   (1,155,919)
                                                                                      ------------  ------------
NET CHANGE IN CASH                                                                       (400,292)       86,642
CASH, beginning of period                                                               1,728,344       101,557
                                                                                      ------------  ------------
CASH, end of period                                                                   $ 1,328,052   $   188,199
                                                                                      ============  ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid during the period                                                     $    43,960   $   178,558
  Income taxes paid during the period, net of (refunds)                                   848,427       809,602